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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 27, 2004
                                                        -----------------


                               Jarden Corporation
             (Exact name of registrant as specified in its charter)

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
                 Delaware                                   0-21052                                  35-1828377
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
     (State or other jurisdiction of                (Commission File Number)             (IRS Employer Identification No.)
              incorporation)

555 Theodore Fremd Avenue, Rye, New York                                                                                 10580
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(Address of principal executive offices)                                                                            (Zip Code)
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        Registrant's telephone number, including area code (914) 967-9400
                                                           --------------


                   ------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 5.           Other Events
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                  On February 27, 2004, Martin E. Franklin, our Chairman and
Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman and Chief Financial Officer, adopted stock trading plans in accordance with guidelines specified by the Securities and Exchange Commission's Rule 10b5-1 under the Securities Exchange Act of 1934.

                  A Rule 10b5-1 plan is designed to enable an executive to avoid any real or perceived conflict of interest while diversifying holdings in connection with the trading of company securities. The plan is established at a time when the executive does not have material inside information. Once a written plan is executed, the executive does not retain or exercise any discretion over shares traded under the plan. The broker administering the plan is authorized to trade company securities in volumes and at times determined independently by the broker subject to the limitations set forth in the plan. Messrs. Franklin and Ashken's 10b5-1 plans limit the volume of shares that may be sold by them to an amount which in the aggregate is less than 2% of Jarden's outstanding shares of common stock.





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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 27, 2004

                                          JARDEN CORPORATION


                                    By: /s/ Martin E. Franklin
                                        ----------------------
                                        Name:   Martin E. Franklin
                                        Title:  Chairman and Chief Executive
                                                Officer